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                                            DAVEL COMMUNICATIONS, INC.
                                            10120 Windhorst Road
                                            Tampa, FL  33619
                                            (OTCBB: DAVL.OB)



AT THE COMPANY                              AT THE FINANCIAL RELATIONS BOARD
--------------                              --------------------------------
Marc S. Bendesky                            General Information: Media Contact:
Chief Financial Officer                     Alison Ziegler       David Closs
(813) 628-8000                              (212) 445-8432       (212) 445-8443

FOR IMMEDIATE RELEASE
---------------------
July 11, 2001


                     DAVEL COMMUNICATIONS, INC. ANNOUNCES
                     ------------------------------------
           RESIGNATION OF CHIEF EXECUTIVE OFFICER, RAYMOND A. GROSS;
           ---------------------------------------------------------
                   APPOINTMENT OF BRUCE W. RENARD PRESIDENT
                   ----------------------------------------


TAMPA, Florida - July 11, 2001 -- Davel Communications, Inc. (OTCBB: DAVL.OB), the nation's largest independent provider of payphone services, today announced that its Board of Directors has accepted the resignation of Raymond A. Gross, the Company's Chief Executive Officer, who has resigned to pursue other opportunities. Mr. Gross will remain as Chairman of the Company's Board of Directors. The Board has elected Bruce W. Renard, Davel's Senior Vice President of Regulatory/External Affairs/Human Resources, General Counsel and Corporate Secretary, as President of the Company. Effective immediately, Mr. Renard will oversee all operations of the Company.

Mr. Gross commented, "In the past year I have worked closely with Bruce and am confident in his ability to lead Davel as we proceed with our restructuring and pending merger with PhoneTel Technologies. Bruce's industry background will be extremely valuable as the Company navigates the future challenges and opportunities in the payphone industry."

Mr. Renard, age 47, joined Davel as Senior Vice President of Regulatory and External Affairs and Associate General Counsel in December 1998, in conjunction with Davel's acquisition of the Peoples Telephone Company. He has served as General Counsel of Davel since July 1999. From February 1996 to December 1998, Mr. Renard served in the positions of General Counsel and Executive Vice President of Regulatory Affairs at Peoples Telephone and from January 1992 to February 1996 was General Counsel and Vice President of Regulatory Affairs.

Prior to joining Peoples Telephone, Mr. Renard was engaged in private law practice and consulting for the telecommunications industry. Mr. Renard has also served as the Associate General Counsel for the Florida Public Service Commission, overseeing key telecommunications policy initiatives

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Davel Communications, Inc.
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for the State.  Mr. Renard serves as a director and Chairman of the Legal
Committee for the American Public Communications Council, the national trade organization for the public communications industry, and as a director of several state public communication trade organizations.

Mr. Renard added, "I am excited to serve as President of Davel and am looking forward to consummating our merger with PhoneTel. I believe the improved financial structure of the merged entity, combined with the expected realization of meaningful synergies, operating efficiencies and quality enhancements, will create a stronger competitor, better equipped to operate in today's challenging industry environment."

Davel Communications, Inc. operates a system of payphones in 43 states and the District of Columbia and provides value-added services to its customers throughout the United States.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain of the statements contained herein may be, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Davel Communications, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These uncertainties and other factors include, without limitation, with respect to the company (i) a downturn in the public pay telephone industry which is dependent on consumer spending and subject to the impact of domestic economic conditions, changes in technology, increased use of wireless communications, and regulations and policies regarding the telecommunications industry; (ii) the ability to accomplish its strategic objectives with respect to external expansion through selective acquisitions or internal expansion;
(iii) impairment of liquidity arising from the possible refusal by its lenders to grant additional advances or waive potential future defaults under its debt agreement; and (iv) changes in the dial-around compensation rate and the local coin call rate. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward looking statements. These forward-looking statements are based on management's expectations as of the date hereof, and neither company undertakes any responsibility to update any of these statements in the future. Information on significant potential risks and uncertainties is set forth more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

 To receive further information about Davel Communications, Inc., via fax at no charge,
                   dial 1-800-PRO-INFO and enter code DAVL.

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